SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 30, 2002

WARWICK COMMUNITY BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-23293	06-1497903
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

18 Oakland Avenue, Warwick, New York	10990-0591
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 986-2206

N/A

(Former name or former address, if changed since last report)

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ITEM 4.       Changes in Registrant's Certifying Accountant

(a)	Previous independent accountants
(i)	On May 30, 2002, Warwick Community Bancorp, Inc. (the "Company") on behalf of itself and its subsidiaries, dismissed Arthur Andersen LLP as their independent accountants.
(ii)	The reports of Arthur Andersen LLP on the financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	The change of independent accountants was recommended by the Audit Committee and subsequently approved by the Board of Directors.
(iv)	In connection with its audits for the two most recent fiscal years and through March 31, 2002, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to such disagreements in their report on the financial statements for such years.

(v)	During the two most recent fiscal years and through March 31, 2002, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) with Arthur Andersen LLP.
(vi)	The Company requested that Arthur Andersen LLP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which they do not agree. This letter is not yet available, but will be filed as an exhibit to an amendment of this Report.

(b)	The Company has not appointed new independent accountants.
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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WARWICK COMMUNITY BANCORP, INC.
Date: May 30, 2002	By: /s/ Fred G. Kowal Fred G. Kowal Chairman and Chief Executive Officer